EXHIBIT 10-A
                                  ------------

                                                               EXECUTION COPY

                             STOCKHOLDERS' AGREEMENT


                  AGREEMENT, dated as of June 18, 1999, among Elliott Associates, L.P. ("Elliott"), Westgate International L.P. ("Westgate"), Martley International, Inc. ("Martley"), Moses Marx ("Marx"), Momar Corporation ("Momar") and United Equities Commodities Company ("United Equities"), and Avatex Corporation, a Delaware corporation ("Avatex"). Elliott, Westgate, Martley, Marx, Momar and United Equities sometimes are referred to herein collectively as the "Stockholders" and individually as a "Stockholder."

                              W I T N E S S E T H:

                  WHEREAS, each of the Stockholders is the beneficial and record owner of the shares of capital stock of Avatex set forth opposite each such Stockholder's name on Schedule A hereto;

                  WHEREAS, concurrently with the execution of this Agreement, Avatex and Xetava Corporation, a Delaware corporation and wholly-owned subsidiary of Avatex ("Xetava"), are entering into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Xetava will be merged with and into Avatex (the "Merger"), with Avatex continuing as the Surviving Corporation;

                  WHEREAS, concurrently with the execution of this Agreement, Avatex and each of the Stockholders are entering into (or causing its counsel to enter into) a Stipulation of Settlement (the "Settlement Agreement") relating to the settlement and dismissal of all litigation brought by the Stockholders and/or their affiliates against Avatex, Xetava and/or certain of Avatex's and/or Xetava's directors in respect of, among other things, a proposed merger of Avatex with and into Xetava, which proposed merger was previously announced on April 14, 1998, including the lawsuits filed in April 1998 in the Delaware Chancery Court styled Elliott Associates, L.P. v. Avatex Corporation, et al., C.A. 16336, and Harbor Finance Partners Ltd., et al. v. Butler, et al., C.A. No. 16334 (the "Harbor Action") and Strougo v. Butler, et al., C.A. No. 16345 (the "Strougo Action") (the Harbor Action and the Strougo Action were consolidated by the Delaware Chancery Court in May 1998 under the caption In re: Avatex Corporation Shareholders Litigation, C.A. No. 16334) (the lawsuits referred to in this recital are sometimes hereinafter collectively referred to as the "Lawsuits"); and

                  WHEREAS, in order to induce Avatex and Xetava to enter into the Merger Agreement, the Stockholders are making certain representations, warranties, covenants and agreements in connection with the Merger.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:



C:\DATA\EDGAR\#386151 v9.rtf

                                   Article I
                                   DEFINITIONS

                  1.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement, and the following terms shall have the following meanings:

                  "Affiliate" means with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person. For purposes of this definition, a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

                  "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by contract or otherwise. The terms "Controlling Person", "Controlling" and "Controlled by" shall have correlative meanings.

                  "Equity Securities" shall have the meaning set forth in Rule 405 under the Securities Act, and, with respect to Avatex or the Surviving Corporation, as applicable, shall include, but not be limited to, Old Avatex Common Stock, Convertible Preferred Stock, Series A Preferred Stock, New Avatex Common Stock and the warrants to be issued as part of the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental Entity" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state or local, or any agency, instrumentality or authority thereof, or any court or arbitration tribunal (public or private).

                  "Permitted Assignee" shall mean (i) with respect to Marx, (w) Marx, (x) Marx's lineal descendants, (y) a trust for the benefit of, the estate of, executors, personal representatives, administrators, guardians or conservators of, any of the individuals referred to in the foregoing clauses (w) and (x) (but only in their capacity as such) and (z) charitable trusts and charitable foundations formed by Marx; and (ii) with respect to Elliott, Westgate, Martley, Momar and United Equities, (x) any Person Controlled by or under common Control with such Stockholder and (y) its respective partners, members, stockholders or other holders of equity interests in such Stockholder.

                  "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a governmental or regulatory body or any department, instrumentality or agency thereof, and any court.

                  "Preferred Shares" shall mean, collectively, shares of Convertible Preferred Stock and Series A Preferred Stock.

                  "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                  "Voting Securities" shall have the meaning set forth in Rule 405 under the Securities Act.

                  For the purposes of this Agreement, the term "Surviving Corporation" shall include any successor, by operation of law or otherwise, or any Person that acquires or succeeds to all or substantially all of the assets of Avatex, and the term "Avatex" shall include the Surviving Corporation.



                                   Article II
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

                  2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants, severally but not jointly, to Avatex as follows:

                  (a) Ownership of Avatex Shares. Such Stockholder is the beneficial owner of the Avatex Shares set forth opposite such Stockholder's name on Schedule A hereto, free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement, the Merger Agreement or as otherwise indicated on Schedule A hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder or, to its best knowledge after due inquiry, any of its Affiliates, is a party relating to the holding, pledge, disposition, acquisition or voting of any shares of capital stock of Avatex (or securities convertible into or exchangeable for shares of capital stock of Avatex), and there are no voting trusts or voting agreements with respect to such shares (or securities convertible into or exchangeable for shares of capital stock of Avatex). The Avatex Shares set forth opposite such Stockholder's name on Schedule A hereto constitute all of the outstanding shares of capital stock of Avatex owned beneficially or of record by such Stockholder and, to its best knowledge after due inquiry, any of its Affiliates, and neither such Stockholder nor, to its best knowledge after due inquiry, any of its Affiliates has any options, warrants or other rights (including through derivative transactions) to acquire any additional shares of capital stock of Avatex or any security exercisable or exchangeable for, or convertible into, shares of capital stock of Avatex.

                  (b) Authority to Execute and Perform Agreements. Such Stockholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. The execution and delivery of this Agreement by such Stockholder have been duly authorized by all requisite organizational action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (c) No Conflicts; Consents.

                  (i) The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which such Stockholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to such Stockholder.

                  (ii) No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Information Supplied. None of the written information specifically supplied or to be supplied by such Stockholder with respect to such Stockholder for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to stockholders of Avatex and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  Article III
                    REPRESENTATIONS AND WARRANTIES OF AVATEX

                  3.1 Representations and Warranties of Avatex. Avatex represents and warrants to each Stockholder as follows:

                  (a) Authority.

                  (i) Avatex has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Avatex and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Avatex.

                  (ii) Avatex has the requisite corporate power and authority to execute and deliver the Merger Agreement and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement by Avatex and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Avatex subject to obtaining the Stockholder Approval.

                  (b) Due Execution.

                  (i) This Agreement has been duly executed and delivered by Avatex and, assuming this Agreement constitutes the valid and binding obligation of the Stockholders, constitutes the valid and binding obligation of Avatex, enforceable against Avatex in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to creditors' rights generally, and (B) the remedy of specific performance and injunctive relief hereunder may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (ii) The Merger Agreement has been duly executed and delivered by Avatex and constitutes the valid and binding obligation of Avatex, enforceable against Avatex in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to creditors' rights generally.

                  (c) No Consents. No consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Entity is required by Avatex in connection with the execution and delivery of this Agreement or the Merger Agreement by Avatex or the consummation by Avatex of the transactions contemplated hereby or thereby, except for (i) the filings, permits, authorizations, consents and approvals described herein or in the Merger Agreement, or as may be required by, and other applicable requirements of, the Securities Act, the Exchange Act, any applicable state securities or "blue sky" laws and the General Corporation Law of the State of Delaware, and
(ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement or the

Merger Agreement or (y) prevent the consummation of or materially impair the ability of Avatex to consummate the transactions contemplated by this Agreement or the Merger Agreement.

                  (d) No Conflicts. Except as set forth in the immediately preceding paragraph, the execution and delivery of this Agreement and the Merger Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under, (i) the certificate of incorporation or by-laws of Avatex, (ii) any loan or credit agreement, note, bond, indenture, lease or other material agreement or instrument applicable to Avatex or its properties or assets, or (iii) any law, ordinance, regulation, statute, judgment or decree applicable to Avatex, other than any such conflicts, violations or defaults that, individually or in the aggregate, would not (x) impair in any material respect the ability of Avatex to perform its obligations under this Agreement and the Merger Agreement or (y) prevent or impede the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                                   Article IV
                                    COVENANTS

                  4.1 No Disposition or Acquisition of Shares. Subject to Sections 4.4 and 6.1 hereof, each of the Stockholders agrees that, except as otherwise specifically contemplated by this Agreement or the Merger Agreement, such Stockholder shall not, and shall use its best efforts to cause its Affiliates not to, directly or indirectly, sell, transfer, pledge, hypothecate, encumber, grant a participation in, place in trust, or otherwise dispose of (including through any "short sales" or derivative transactions), or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of (including through any "short sales" or derivative transactions), any of the Avatex Shares set forth opposite such Stockholder's name on Schedule A hereto; provided, however, that such Stockholder shall have the right to transfer such shares to a Permitted Assignee if such Permitted Assignee becomes a party to this Agreement and agrees to be bound by the terms hereof pursuant to a written instrument satisfactory to Avatex. Each Stockholder agrees that within five business days of the date hereof it will surrender to Avatex the certificates representing the Avatex Shares owned by such Stockholder and Avatex shall cause the transfer agent for such Avatex Shares to endorse on such certificates a legend indicating that such Avatex Shares are subject to this Agreement. Promptly following the endorsement of such legend, Avatex shall cause the transfer agent to return the certificates to the Stockholders. In addition, each Stockholder acknowledges that Avatex will provide the transfer agent for the Avatex Shares stop-order instructions that the Avatex Shares owned by such Stockholder are subject to this Agreement. Such legend and stop-order instructions will be removed upon such Stockholder's surrender of such certificates in connection with the Merger and as contemplated by this Agreement and as long as, prior to the Effective Time, such Stockholder does not breach this Agreement.

                  4.2 Voting Arrangements. Except as otherwise indicated on Schedule A hereto, each of the Stockholders agrees, that, except pursuant to this Agreement, it shall not grant any proxies, deposit any Avatex Shares into a voting trust or enter into any voting agreement with respect to any Avatex Shares now or hereafter owned by such Stockholder.

                  4.3 Satisfaction of Conditions to the Merger. Each of the Stockholders agrees that such Stockholder, solely in its capacity as such, shall use reasonable efforts to assist and cooperate with the parties to the Merger Agreement in doing all things reasonably necessary, proper or advisable under applicable laws as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, and the other agreements and documents referred to in the Merger Agreement (but without being required to incur any material unreimbursed expenses) and such Stockholder shall not take any action that would or is reasonably likely to result in any of the conditions set forth in Article IV of the Merger Agreement not being satisfied.

                  4.4 Standstill; Transfer Restrictions.

                  (a) Each Stockholder agrees that, from the date hereof until the date that is the tenth anniversary of the Closing Date, such Stockholder shall not, and shall use its best efforts to cause its Affiliates not to, without the prior written consent of the Board of Directors of Avatex, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any Equity Securities of Avatex or the Surviving Corporation, or any rights, warrants, options or securities to acquire any such Equity Securities (other than with respect to the Merger Consideration to be received by such Stockholder in the Merger); provided, however, that, the Stockholders may engage in hedging and other similar transactions with respect to the shares of New Avatex Common Stock it then owns as long as such transactions are for trading purposes only and do not violate or conflict with any of the other provisions of this Section 4.4, (ii) other than with respect to the Merger, propose to enter into, directly or indirectly, a merger or other business combination involving Avatex or the Surviving Corporation or propose to purchase, directly or indirectly, a material portion of the assets of Avatex or the Surviving Corporation, (iii) make, or in any way participate, directly or indirectly, in, any "solicitation" of "proxies" (as such terms are used in Regulation 14A under the Exchange Act) to vote or consent or seek to advise or influence any Person with respect to the voting of, or granting of a consent with respect to, any Equity Securities of Avatex or the Surviving Corporation, including, but not limited to, for the purpose of nominating candidates for election, or otherwise electing directors, to the Board of Directors of Avatex at any meeting of the stockholders of Avatex or otherwise, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of any Equity Securities of Avatex or the Surviving Corporation (other than with an Affiliate of such Stockholder), (v) otherwise act, alone or in concert with others, to seek to control or influence in any public manner or public forum the management or policies of Avatex or the Surviving Corporation, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, (vii) advise, assist (including by knowingly providing or arranging financing for that purpose) or encourage any other Person in connection with any of the foregoing,
(viii) request Avatex or the Surviving Corporation or any agent of Avatex or the Surviving Corporation, directly or indirectly, to amend or waive any provision of this Section 4.4(a) (including this sentence) or (ix) other than with respect to entering into this Agreement or the consummation of the Merger, take any action which might require Avatex or the Surviving Corporation to make a public announcement regarding the possibility of a transaction between such Stockholder and Avatex or the Surviving Corporation (including any of their respective Affiliates).

                  (b) Except as otherwise indicated on Schedule A hereto, each Stockholder agrees that, from the date hereof until the Closing Date, such Stockholder shall not, and shall use its best efforts to cause its Affiliates not to without the prior written consent of the Board of Directors of Avatex, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of (including through any "short sales" or derivative transactions), any Equity Securities of Avatex or any rights or options (including through derivative transactions) to acquire such Equity Securities.

                  (c) Nothing contained in this Section 4.4 shall prevent a Stockholder from (i) enforcing its rights with respect to the Merger, the Convertible Preferred Stock Alternate Consideration and/or the Series A Preferred Stock Alternate Consideration, (ii) discussing with Avatex or other stockholders of the Company any possible amendments or modifications to the Merger, the Merger Agreement or the Merger Consideration proposed by Avatex, or
(iii) following the consummation of the Merger, discussing with the Surviving Corporation or other recipients of the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration any possible amendments or modifications proposed by the Surviving Corporation to the 6.75% Notes, the 6.75% Notes Indenture, the Warrants or any other document, agreement or instrument related to the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration. The standstill provisions contained in this Section 4.4 shall not apply to any Equity Securities of Avatex acquired of record or beneficially by any stockholder which are or were exchanged for Phar-Mor, Inc. securities (pursuant to a merger or similar business combination transaction), which Phar-Mor, Inc. securities were pledged (or subject to a later pledge) as collateral for the 6.75% Notes.

                  (d) In consideration for the agreements and covenants of the Stockholders set forth in this Section 4.4, within one business day following the Effective Time, Avatex shall pay to (i) Momar or United Equities (as directed by Marx) an amount in cash equal to $300,000 and (ii) each of Elliott and Westgate an amount in cash equal to $150,000.

                  4.5 Certain Information. Each Stockholder shall, on or prior to the Closing Date, deliver to Avatex a written certification as to (i) the aggregate amount of shares of Old Avatex Common Stock, Convertible Preferred Stock and Series A Preferred Stock which such Stockholder acquired between January 1, 1995 and October 1, 1996, and (ii) the amount of Old Avatex Common Stock owned by such Stockholder both directly and by attribution under Section 318(a) of the Internal Revenue Code of 1986 as of the Closing Date.

                                   Article V
                          AGREEMENT TO VOTE; ELECTIONS;
                             PROXY; WAIVER OF RIGHTS


                  5.1 Agreement to Vote; Elections; Proxy.

                  (a) Each Stockholder hereby agrees that, at any meeting of the stockholders of Avatex, however called, including the Stockholders' Meeting, and at every adjournment thereof, and in any action by written consent of the stockholders of Avatex, in any such case, and/or in which holders of Preferred Shares are given the right or are entitled to vote, to (i) vote all of the Preferred Shares then owned by such Stockholder, in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended as contemplated by the Merger Agreement, provided that any such amendment could not reasonably be deemed to adversely affect the Merger Consideration to be received by such Stockholders in the Merger), the Merger and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such Preferred Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Avatex or Xetava under the Merger Agreement, and (iii) vote such shares against any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement, including, but not limited to (A) any extraordinary corporate transaction (other than the Merger on the terms set forth in the Merger Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Avatex, (B) a sale or transfer of a material amount of assets of Avatex, or (C) any material change in Avatex's corporate structure or business, unless such action or agreement has been approved by the Board of Directors of Avatex and recommended for approval by the Stockholders of Avatex; provided, however, that, if any representative of any such Stockholder is a member of the Board of Directors of Avatex, nothing herein shall be construed to obligate such Avatex representative to act in such representative's capacity as a director in any manner which may conflict with such Person's fiduciary duties as a director of Avatex.

                  (b) In addition, each Stockholder hereby agrees, in connection with the Merger and as contemplated by the Merger Agreement (as such agreement may be amended as contemplated by the Merger Agreement, provided that any such amendment could not reasonably be deemed to adversely affect the Merger Consideration to be received by such Stockholder in the Merger), to make an irrevocable and unconditional Convertible Preferred Stock Alternate Consideration Election and/or Series A Preferred Stock Alternate Consideration Stock Election with respect to all shares of Convertible Preferred Stock and/or Series A Preferred Stock, as applicable, beneficially owned by such Stockholder as set forth on Schedule A hereto in accordance with Section 2.2 of the Merger Agreement, including, but not limited to, duly executing a Form of Election and returning such Form of Election to the Exchange Agent or, if applicable, The Depository Trust Company, prior to the Election Deadline. As a result of such elections, each Stockholder further agrees that all such shares of Convertible Preferred Stock and/or Series A Preferred Stock shall be Convertible Preferred Stock Electing Shares and/or Series A Preferred Stock Electing Shares, as applicable, in accordance with Section 2.2 of the Merger Agreement.

                  (c) In furtherance of the foregoing, (i) (A) each Stockholder hereby appoints Avatex and the proper officers of Avatex, and each of them, with full power of substitution in the premises, its proxies to vote all such Stockholder's Preferred Shares at any meeting, general or special, of the stockholders of Avatex, including the Stockholders' Meeting, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the stockholders of Avatex, in accordance with the provisions of the paragraph (a) above of this Section 5.1, and (B) Avatex hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the paragraph (a) above of this Section 5.1; and (ii) each Stockholder hereby appoints Avatex and the proper officers of Avatex, and each of them, with full power of substitution in the premises, as its true and lawful attorney-in-fact, in the name and behalf of such Stockholder, to make an irrevocable and unconditional Convertible Preferred Stock Alternate Consideration Election and/or Series A Preferred Stock Alternate Consideration Stock Election with respect to all shares of Convertible Preferred Stock and/or Series A Preferred Stock, as applicable, beneficially owned by such Stockholder as set forth on Schedule A hereto in accordance with Section 2.2 of the Merger Agreement and, in connection therewith, to execute and deliver to the Exchange Agent a Form of Election with respect to such shares of Convertible Preferred Stock and/or Series A Preferred Stock, and (B) Avatex hereby agrees to make such elections with respect to such shares and complete such Forms of Election in accordance with the provisions of the paragraph (b) above of this
Section 5.1. Notwithstanding the foregoing, such proxies and powers may be revoked by the Stockholders, acting unanimously, if the Merger Agreement in effect on the date hereof is amended or modified, or if any provision thereof is waived or not complied with, and such amendment, modification, waiver or non-compliance could reasonably be deemed to adversely affect the Merger Consideration to be received by the Stockholders in the Merger.

                  (d) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior proxies and/or powers of attorney granted by such Stockholder. Such Stockholder shall not grant any proxy and/or powers of attorney to any Person which conflicts with the proxy and power of attorney granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and, in the case of a Stockholder that is an individual, shall survive the disability or incompetence of such Stockholder.

                  5.2 Waiver of Appraisal Rights. Subject to Section 6.1 hereof, each Stockholder hereby waives its rights to appraisal under Section 262 of the DGCL with respect to any shares of Convertible Preferred Stock and Series A Preferred Stock owned by it in connection with the transactions contemplated by the Merger Agreement.

                  5.3 Waiver of Certain Rights; Dismissal and Settlement of the Lawsuits.

                  (a) Except with respect to the Lawsuits, each Stockholder hereby irrevocably waives, releases and discharges, and agrees not to assert, any claim, action, cause of action, suit, right or demand, known or unknown, it has or can, shall or may have against Avatex or any director, officer, employee, Affiliate, representative, successor and assign of Avatex (including, but not limited to, the Surviving Corporation) based upon, in respect of, as a result of, or by reason of any matter, cause or thing, whatsoever arising out of, in connection with, or in any way related to, (i) the Original Merger Agreement or the transactions contemplated thereby, (ii) the approval or adoption of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby, or (iii) such Stockholder's investment in and/or ownership of Avatex Shares at any time prior to the date hereof. Each Stockholder hereby acknowledges and confirms in all respects that the execution and delivery to Avatex by each of them of a release as of, and effective immediately upon, the effectiveness of the Merger, with substantially the provisions set forth in the preceding sentence and in form reasonably satisfactory to Avatex, shall be a condition precedent to Avatex consummating the Merger.

                  (b) Each Stockholder hereby agrees, effective as of the Effective Time, to settle and dismiss (or cause to be settled and dismissed) with prejudice each of the Lawsuits in accordance with the Settlement Agreement, which settlements shall be final and non-appealable.

                  (c) Without limiting the generality of Section 4.3 hereof,
Section 5.1 hereof and paragraph (a) above of this Section 5.3, each Stockholder hereby agrees that in no event and under no circumstances will such Stockholder, directly or indirectly, challenge, attempt to prohibit or enjoin, or otherwise object to the right or ability of any Person, including, but not limited to, any director, officer, employee or Affiliate of Avatex (including Phar-Mor, Inc. ("Phar-Mor") or any pension plan sponsored by Avatex or any of its Affiliates), to vote, in such Person's capacity as a holder of Avatex Shares, on the Merger Agreement or the Merger at any meeting of stockholders of Avatex, including the Stockholders' Meeting, or otherwise.

                  5.4 Withdrawal of Director Nominations. As of the date hereof, Moses Marx shall unconditionally withdraw his demand for nomination of Messrs. Charles K. MacDonald and Donald Press for election to the Board of Directors of Avatex, which demand was made in a letter, dated February 27, 1998, from Mr. Marx to Avatex. Such withdrawal shall be made pursuant to a written instrument addressed to Avatex and its Board of Directors making specific reference to such February 27, 1998 letter, which written instrument shall be delivered to Avatex and its Board of Directors concurrently with the execution and delivery of this Agreement.

                                   Article VI
                                  MISCELLANEOUS

                  6.1 Termination.

                  (a) This Agreement shall terminate upon the earlier to occur of (i) the mutual written consent of Avatex and all of the Stockholders, (ii) the termination of the Merger Agreement prior to the consummation of the Merger and (iii) the tenth anniversary of the Closing Date. The Stockholders, acting unanimously, may terminate this Agreement if the Effective Time shall have not occurred on or before December 15, 1999, provided that no Stockholder shall have breached any provision of or any of its obligations under this Agreement. In addition, the Stockholders, acting unanimously, shall have the right to terminate this Agreement only if (i) the Merger Agreement in effect on the date hereof is amended or modified, or if any provision thereof is waived or not complied with, and such amendment, modification, waiver or non-compliance could reasonably be deemed to adversely affect the Merger Consideration to be received by the Stockholders in the Merger, or (ii) Phar-Mor fails to cause all shares of Old Avatex Common Stock beneficially owned by the Stockholders as set forth on Schedule A hereto to be purchased at or prior to the Effective Time at a purchase price per share equal to $2.00.

                  (b) If this Agreement is terminated pursuant to Section 6.1(a) above, this Agreement, except for the provisions of this Section 6.1(b), shall forthwith become void and have no effect.

                  6.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

                  6.3 Notices. Notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by telecopy:

                  If to Avatex, to:

                  Avatex Corporation
                  5910 North Central Expressway
                  Suite 1780
                  Dallas, Texas   75206
                  Telephone:        (214) 365-7450
                  Telecopy:         (214) 365-7498
                  Attention:        General Counsel
                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York   10153
                  Telephone:        (212) 310-8000
                  Telecopy:         (212) 310-8007
                  Attention:        Stephen E. Jacobs, Esq.

                  If to the Stockholders, at such address as may be furnished to Avatex from time to time;

                  with a copy to:

                  Kleinberg, Kaplan, Wolff & Cohen, P.C.
                  551 Fifth Avenue
                  New York, New York 10176
                  Telephone: (212) 986-6000
                  Telecopy: (212) 986-8866
                  Attention: Martin D. Sklar, Esq.

                  6.4 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

                  6.5 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  6.6 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that any court of the United States located in the State of Delaware or any Delaware state court may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  6.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be reasonably requested by another party to consummate the transactions contemplated by this Agreement.

                  6.8 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                  6.9 Entire Agreement. This Agreement and the Merger Agreement and the other agreements and documents referred to in the Merger Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement or any of the other agreements and documents referred to in the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement and the other agreements and documents referred to in the Merger Agreement other than those set forth or described herein or therein or made hereunder or thereunder.

                  6.10 Specific Performance; Consent to Jurisdiction.

                  (a) The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. SUCH PARTY MAY, IN ITS SOLE DISCRETION, APPLY TO ANY COURT OF THE UNITED STATES LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT FOR SPECIFIC PERFORMANCE OR INJUNCTIVE OR SUCH OTHER RELIEF AS SUCH COURT MAY DEEM JUST AND PROPER IN ORDER TO ENFORCE THIS AGREEMENT OR PREVENT ANY VIOLATION HEREOF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ANY OBJECTION TO THE IMPOSITION OF SUCH RELIEF.

                  (b) IN ADDITION, EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY MATTER REFERRED TO HEREIN, (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (III) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY MATTER REFERRED TO HEREIN IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE.

                  6.11 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.



                     [Signatures appear on following pages.]

                  IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          AVATEX CORPORATION

                                          By: /s/ Melvyn J. Estrin
                                              ----------------------------------
                                              Name: Melvyn J. Estrin
                                              Title: Co-Chief Executive Officer



                                          ELLIOTT ASSOCIATES, L.P

                                          By: /s/ Paul E. Singer
                                              ----------------------------------
                                              Paul E. Singer
                                              General Partner


                                          WESTGATE INTERNATIONAL, L.P.
                                          By:    Martley International, Inc.,
                                                 as Attorney-in-Fact

                                          By: /s/ Paul E. Singer
                                              ----------------------------------
                                              Paul E. Singer
                                              President



                                          MARTLEY INTERNATIONAL, INC.

                                          By: /s/ Paul E. Singer
                                              ----------------------------------
                                              Paul E. Singer
                                              President



                                              /s/ Moses Marx
                                              ----------------------------------
                                              Moses Marx




                                          MOMAR CORPORATION

                                          By: Moses Marx
                                              ----------------------------------
                                              Moses Marx
                                              President

                                          UNITED EQUITIES COMMODITIES COMPANY

                                          By: Moses Marx
                                              ----------------------------------
                                              Moses Marx
                                              General Partner

                                                                    Schedule A

                                                                            Number of Shares
                                                 Number of Shares            of Convertible          Number of Shares
                                                  of Old Avatex                 Preferred               of Series A
Stockholder                                      Common Stock(1)                   Stock              Preferred Stock
--------------------------------------      ---------------------------    --------------------    ----------------------
Elliott Associates, L.P.                                 417,600                    111,637                   547,613
Westgate International L.P.                              416,300                        -0-                   661,797
Martley International, Inc.                                  -0-                        -0-                       -0-
Moses Marx                                                75,000                        100                   270,000
Momar Corporation                                        802,500                     26,000                   257,026
United Equities Commodities Company                    1,151,000                    178,300                   425,974


---------------------------

(1) Elliott Associates, L.P., Westgate International L.P., Martley International, Inc., Springfield Associates, L.L.C., Kensington international Ltd., Moses Marx, Momar Corporation and United Equities Company have entered into a stock purchase agreement with Phar-Mor, Inc. pursuant to which (i) Phar-Mor, Inc. has agreed to purchase the shares of Old Avatex Common Stock owned by each such Stockholder at or prior to the Effective Time, and (ii) each such Stockholder has granted to Phar-Mor, Inc. an irrevocable proxy to vote the shares of Old Avatex Common Stock owned by each such Stockholder until the earlier of Phar-Mor's purchase of such shares or the termination of such stock purchase agreement.